Banc of America Commercial Finance Corporation
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                           Loan and Security Agreement

      This Loan and Security Agreement (as it may be amended, this "Agreement") is entered into as of December 7, 1999 among BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, THROUGH ITS COMMERCIAL FUNDING DIVISION, ("Lender"), having an address at 1177 Avenue of the Americas, 36th Floor, New York, New York 10036, FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED, a Pennsylvania corporation ("US Borrower"), having its chief executive office at One Franklin Plaza, Burlington, New Jersey 08016 ("US Borrower's Address"), FRANKLIN ELECTRONIC PUBLISHERS (EUROPE) LTD., a limited liability private English company ("English Borrower"), having its chief executive office at 11 & 12 Windmill Business Village, Brooklands Close, Sunburg, Middlesex TW16 704, England ("English Borrower's Address"), and FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GMBH, a German limited liability company ("German Borrower"), having its chief executive office at Kapellenstrabe 13 D-85622 Feldkirchen b. Munchen, Germany ("German Borrower's Address"); each of US Borrower, English Borrower and German Borrower herein being referred to individually as a "Borrower" and together as "Borrowers"). The Schedules to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1. LOANS AND CREDIT ACCOMMODATIONS.

      1.1 Amount. Subject to the terms and conditions contained in this Agreement, Lender will:

            (a) Revolving Loans and Credit Accommodations. From time to time during the Term at a Borrower's request, make revolving loans to such Borrower ("Revolving Loans"), and make letters of credit, bankers acceptances and other credit accommodations ("Credit Accommodations") available to such Borrower, in each case to the extent that such Borrower has sufficient US Borrower Availability, English Borrower Availability or German Borrower Availability, as applicable, and there is sufficient Aggregate Availability, each at the time of such request to cover, dollar for dollar, the requested Revolving Loan or Credit Accommodation of such Borrower; provided, that after giving effect to such Revolving Loan or Credit Accommodation, (x) the outstanding balance of all monetary Obligations (including (A) the principal balance of any Term Loan and, (B) solely for the purpose of determining compliance with this provision, the Credit Accommodation Balance less the undrawn face amount, if any, of outstanding Credit Accommodations for which the applicable Borrower has provided cash collateral to Lender in the manner set forth in Section 7.3) will not exceed the Maximum Facility Amount set forth in Section 1(a) of Schedule A, and
(y) none of the other Loan Limits set forth in Section 1 of Schedule A will be exceeded. All of the foregoing loan requests shall be made by US Borrower on behalf of the Borrower indicated on the loan request.

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            (b) Term Loan. Make (i) on the date of this Agreement an advance to a Borrower computed with respect to the value of such Borrower's Eligible Equipment owned by such Borrower on the date of this Agreement (the "Equipment Advance") in the principal amount, if any, set forth in Section 2(a)(i) of Schedule A for such Borrower, (ii) on the date of this Agreement an advance to a Borrower computed with respect to the value of such Borrower's Eligible Real Property (the "Real Property Advance") in the principal amount, if any, set forth in Section 2(a)(ii) of Schedule A for such Borrower and (iii) in Lender's sole and absolute discretion and upon at least fifteen days prior written request by a Borrower, one or more advances to such Borrower computed with respect to the value of such Borrower's Capital Expenditure Equipment to be acquired with the proceeds of such advance (each, a "Capital Expenditure Advance") in a principal amount, if any, set forth in Section 2(a)(iii) of Schedule A for such Borrower. The Equipment Advance, the Real Property Advance and all Capital Expenditure Advances are collectively referred to as the "Term Loan." Each Capital Expenditure Advance will be evidenced by a term note in the form attached hereto as Exhibit A. All of the foregoing loan requests shall be made by US Borrower on behalf of the Borrower indicated on the loan request.

      1.2 Reserves. Lender may from time to time establish and revise such reserves as Lender deems appropriate in its sole discretion reasonably exercised ("Reserves") to reflect (i) events, conditions, contingencies or risks which affect or may affect (A) the Collateral or its value, or the security interests and other rights of Lender in the Collateral or (B) the assets, business or prospects of any Borrower or any Obligor, (ii) Lender's good faith concern that any Collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, (iii) any fact or circumstance which Lender determines in good faith constitutes, or could constitute, a Default or Event of Default or (iv) any other events or circumstances which Lender determines in good faith make the establishment or revision of a Reserve prudent. Without limiting the foregoing, Lender shall (x) in the case of each Credit Accommodation issued and outstanding for the purchase of Inventory (a) which meets the criteria for Eligible Inventory set forth in clauses (i), (ii), (iii),
(v) and (vi) of the definition of Eligible Inventory, (b) which is or will be in transit to one of the locations set forth in Section 9(d) of Schedule A for US Borrower, (c) which is fully insured in a manner satisfactory to Lender and (d) with respect to which Lender is in possession of all bills of lading and all other documentation which Lender has requested, all in form and substance satisfactory to Lender in its sole discretion, establish a Reserve equal to the cost of such Inventory (plus all duties, freight, taxes, insurance, costs and other charges and expenses relating to such Credit Accommodation or such Eligible Inventory) multiplied by a percentage equal to 100% minus the Inventory Advance Rate applicable to Eligible Inventory and (y) in the case of any other Credit Accommodation issued for any purpose, establish a Reserve equal to the full amount of such Credit Accommodation plus all costs and other charges and expenses relating to such Credit Accommodation. In addition, (x) Lender shall establish a permanent Reserve in the amount, if any, set forth in Section 1(f) of Schedule A, and (y) if the outstanding principal balance of any Term Loan advance with respect to Eligible Equipment exceeds the percentage, if any, set forth in Section 2(a)(i) or 2(a)(iii) of Schedule A of the appraised value


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of such Eligible Equipment, Lender may establish an additional Reserve in the amount of such excess (and, for this purpose, if payments of principal on the Term Loan advances against Eligible Equipment and Real Property are not calculated separately, payments of principal of the Term Loan made by the applicable Borrower shall be deemed to apply to the Term Loan advance with respect to Eligible Equipment and Real Property, respectively, in proportion to the original principal amounts of such advances) (it being understood that this clause (y) shall only be applicable in the event that any Equipment Advance is outstanding). Lender may, in its sole discretion reasonably exercised, establish and revise Reserves by deducting them in determining Availability or by reclassifying Eligible Accounts or Eligible Inventory as ineligible. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances hereunder to pay such liability or otherwise obligate Lender with respect thereto.

      1.3 Other Provisions Applicable to Credit Accommodations. Lender may, in its sole discretion and on terms and conditions acceptable to Lender, make Credit Accommodations available to a Borrower either by issuing them, or by causing other financial institutions to issue them supported by Lender's guaranty or indemnification; provided, that after giving effect to each Credit Accommodation, the Credit Accommodation Balance will not exceed the Credit Accommodation Limit set forth in Section 1(e) of Schedule A. Any amounts paid by Lender in respect of a Credit Accommodation will be treated for all purposes as a Revolving Loan which shall be secured by the Collateral and bear interest, and be payable, in the same manner as a Revolving Loan. Each Borrower agrees to execute all documentation required by Lender or the issuer of any Credit Accommodation in connection with any such Credit Accommodation.

      1.4 Repayment. Accrued interest on all monetary Obligations shall be payable in arrears on the first Business Day of each month. Principal of the Term Loan shall be repaid as set forth in Section 2(b) of Schedule A. If at any time any of the Loan Limits are exceeded, including without limitation as a result of currency fluctuations, the applicable Borrower will immediately pay to Lender such amounts (or provide cash collateral to Lender to the extent any such Loan Limits are exceeded with respect to the Credit Accommodation Balance in the manner set forth in Section 7.3), as shall cause each such Borrower to be in full compliance with all of the Loan Limits. Notwithstanding the foregoing, Lender may, in its sole discretion, make or permit Revolving Loans, the Term Loan, any Credit Accommodations or any other monetary Obligations to be in excess of any of the Loan Limits; provided, that the applicable Borrower shall, upon Lender's demand, pay to Lender such amounts as shall cause each such Borrower to be in full compliance with all of the Loan Limits. All unpaid monetary Obligations shall be payable in full on the Maturity Date (as defined in Section 7.1) or, if earlier, the date of any early termination pursuant to
Section 7.2.

      1.5 Intentionally Omitted.

      1.6 Currency. All Loans and Credit Accommodations shall be made and repaid in Dollars.


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      1.7 Payments Free and Clear. Subject to the terms hereof, any and all payments by each Borrower under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future tax, levy, impost, duty, deduction, withholding, any other similar charges and any and all liabilities (including without limitation, fines, penalties, interest and expenses) in lieu thereof or for non-collection on or in respect thereof (collectively, "Withholding Taxes"). If either (i) a Borrower is required by law to deduct any Withholding Taxes from or in respect of any sum payable hereunder to Lender or (ii) Lender shall be subject to any of the foregoing in respect of any sum payable hereunder, such Borrower shall (a) forthwith pay to Lender a supplemental payment on an After-Tax Basis, after making any or all required deductions, so that Lender shall receive an amount equal to the sum it would have received had no such deductions by such Borrower been made, and had no such payments been required by Lender, and (b) make such deductions and pay the full amount deducted to the relevant taxing authority in accordance with applicable law. In addition, Borrowers jointly and severally agree to pay on an After-Tax Basis any present or future stamp or documentary taxes, any excise or property taxes, or other charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Loan Document.

      1.8 Limitation on Joint and Several Liability. Wherever in this Agreement an Obligation is described as the joint and several obligation or liability of Borrowers, such Obligation shall be joint and several only to the extent permitted by applicable law. Except for Obligations which are expressly described in this Agreement as being joint and several, Obligations pertaining to Loans or other financial accommodations extended to under or pursuant to this Agreement shall be deemed to be the obligations or liabilities of that Borrower only, and the other Borrowers shall not be liable therefor pursuant to this Agreement; provided, that nothing contained in this sentence shall affect the obligations and liabilities of any Borrower under any guaranty given by it of any Obligations owing by the other Borrowers.

2. INTEREST AND FEES.

      2.1 Interest. All Loans and other monetary Obligations shall bear interest at the Interest Rate(s) set forth in Section 3 of Schedule A, except where expressly set forth to the contrary in this Agreement or another Loan Document; provided, that after the occurrence of an Event of Default, all Loans and other monetary Obligations shall, at Lender's option, bear interest at a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto (the "Default Rate") until paid in full (notwithstanding the entry of any judgment against any Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. Changes in the Interest Rate shall be effective as of the date of any change in the Prime Rate. Notwithstanding anything to the contrary contained in this Agreement, the aggregate of all amounts deemed to be interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the


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extent necessary to comply with applicable law and Lender will refund to
Borrowers any such excess interest received by Lender.

      2.2 Fees. Each Borrower shall jointly and severally pay Lender the following fees, which are in addition to all interest and other sums payable by Borrowers to Lender under this Agreement, and are not refundable:

            (a) Commitment Fee. A commitment fee (the "Commitment Fee") in the amount set forth in Section 6(a) of Schedule A, which shall be deemed to be fully earned as of, and payable on, the date hereof.

            (b) Intentionally Omitted.

            (c) Intentionally Omitted.

            (d) Unused Line Fee. An unused line fee (the "Unused Line Fee") at a rate equal to the percentage per annum set forth in Section 6(d) of Schedule A of the amount by which the $20,000,000 exceeds the average monthly outstanding principal balance of the Loans and the Credit Accommodation Balance during the immediately preceding month (or part thereof), which fee shall be payable, in arrears, on the first day of each month so long as any of the Obligations are outstanding and on the Maturity Date.

            (e) Intentionally Omitted.

            (f) Intentionally Omitted.

            (g) Intentionally Omitted.

            (h) Credit Accommodation Fees. The fees relating to Credit Accommodations (or guaranties thereof by Lender) in the amount set forth in
Section 6(i) of Schedule A (the "Credit Accommodation Fees"), payable, in arrears, on the first day of each month so long as any of the Obligations are outstanding and on the Maturity Date, plus all costs and fees charged by the issuer, payable as and when such costs and fees are charged.

      2.3 Computation of Interest and Fees. All interest and fees shall be calculated daily on the closing balances in the Loan Account based on the actual number of days elapsed in a year of 360 days. For purposes of calculating interest and fees, if the outstanding daily principal balance of the Revolving Loans is a credit balance, such balance shall be deemed to be zero.

      2.4 Loan Account; Monthly Accountings. Lender shall maintain a separate loan account for each Borrower reflecting all advances, charges, expenses and payments made with respect to each such Borrower pursuant to this Agreement (the "Loan Accounts"), and shall provide Borrowers with a monthly accounting reflecting the activity in the Loan Accounts. Each accounting shall be deemed correct, accurate and binding on each Borrower and an account stated (except for reverses and reapplications of payments made and


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corrections of errors discovered by Lender), unless Borrowers notify Lender in writing to the contrary within sixty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Lender's failure to maintain the Loan Accounts or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Lender to issuers of Credit Accommodations) may, in Lender's discretion, be charged to the applicable Loan Account, and will thereafter be deemed to be Revolving Loans of the applicable Borrower and will bear interest at the same rate as other Revolving Loans.

3. SECURITY INTEREST.

      3.1 Security Interest Granted by US Borrower. To secure the full payment and performance of all of the Obligations, US Borrower hereby grants to Lender a continuing security interest in all of US Borrower's property and interests in property, whether tangible or intangible, now owned or in existence or hereafter acquired or arising, wherever located, including US Borrower's interest in all of the following, whether or not eligible for lending purposes: (i) all Accounts, Chattel Paper, Instruments, Documents, Goods (including Inventory, Equipment, farm products and consumer goods), Investment Property, General Intangibles, Deposit Accounts and money, (ii) all proceeds and products of all of the foregoing (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties for loss or any destruction of any of the foregoing) and (iii) all books and records relating to any of the foregoing.

      3.2 Security Interest Granted by English Borrower and German Borrower. The full payment and performance of all of the Obligations shall be secured by Liens, granted in favor of Lender upon all property and interests in property of English Borrower and German Borrower, whether tangible or intangible, now owned or in existence or hereafter acquired or arising, wherever located, including all property and interests in property of the types described in Section 3.1, which Liens shall be evidenced by agreements, instruments and documents, in form and substance acceptable to Lender, executed by English Borrower and German Borrower, respectively.

4. ADMINISTRATION.

      4.1 Lock Boxes and Blocked Accounts. Each Borrower will, at its expense, establish (and revise from time to time as Lender may require) collection procedures acceptable to Lender, in Lender's sole discretion, for the collection of checks, wire transfers and other proceeds of Accounts ("Account Proceeds"), which shall include (or may include with respect to the following clause (i))
(i) after the occurrence of a Default or Event of Default, directing all Account Debtors to send all such Account Proceeds directly to a post office box designated by Lender either in the name of such Borrower (but as to which Lender has exclusive access) or, at Lender's option, in the name of Lender (a "Lock Box") or (ii) depositing all Account Proceeds received by such Borrower into one or more bank


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accounts maintained in Lender's name (each, a "Blocked Account"), under an arrangement acceptable to Lender with a depository bank acceptable to Lender, pursuant to which all funds deposited into each Blocked Account are to be transferred to Lender in such manner, and with such frequency, as Lender shall specify (it being understood that (A) prior to the occurrence of a Default or Event of Default, Account Proceeds of up to the Dollar Equivalent of $250,000 in the aggregate may be retained each month by German Borrower to the extent such amounts are necessary to pay German Borrower's current operating expenses, (B) English Borrower shall direct all of its Account Debtors to (x) send all Account Proceeds directly to a Blocked Account or (y) with respect to Account Proceeds in the form of checks, send such Account Proceeds to English Borrower and English Borrower shall promptly deposit the full amount of such checks into a Blocked Account and (C) once Lender actually receives the funds initially deposited into a Blocked Account, such funds will be applied to the Obligations in accordance with this Agreement) or (iii) depositing all Account Proceeds received by such Borrower into one or more bank accounts, under an arrangement acceptable to Lender with a depository bank acceptable to Lender, pursuant to which all funds deposited into such accounts are pledged to Lender or (iv) a combination of the foregoing. Each Borrower agrees to execute, and to cause its depository banks to execute, such Lock Box and Blocked Account agreements and other documentation as Lender shall require from time to time in connection with the foregoing.

      4.2 Remittance of Proceeds. Except as provided in Section 4.1 and Section 5.18(iv), all proceeds arising from the sale or other disposition of any Collateral of any Borrower shall be delivered, in kind, by such Borrower to Lender in the original form in which received by such Borrower not later than the following Business Day after receipt by such Borrower. Until so delivered to Lender, each applicable Borrower shall hold such proceeds separate and apart from such Borrower's other funds and property in an express trust for Lender. Nothing in this Section 4.2 shall limit the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

      4.3 Application of Payments. Lender may, in its sole discretion, apply, reverse and re-apply all cash and non-cash proceeds of Collateral or other payments received with respect to the Obligations, in such order and manner as Lender shall determine, whether or not the Obligations (other than with respect to Term Loans) are due, and whether before or after the occurrence of a Default or an Event of Default. For purposes of determining Availability, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender's receipt of advice from Lender's Bank (set forth in Section 11 of Schedule A) that such items have been credited to Lender's account at Lender's Bank (or upon Lender's deposit thereof at Lender's Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender one Business Day after Lender's receipt of advice of deposit thereof at Lender's Bank.

      4.4 Notification; Verification. Lender or its designee may, from time to time, (i) whether or not a Default or Event of Default has occurred, verify directly with the Account


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Debtors the validity, amount and other matters relating to the Accounts and
Chattel Paper, by means of mail, telephone or otherwise, either in the name of the applicable Borrower or such other name as Lender may choose (other than Lender or any other lending institution) or, after the occurrence of a Default or Event of Default, in the name of Lender; (ii) whether or not a Default or Event of Default has occurred, notify Account Debtors that Lender has a security interest in the Accounts and that payment thereof is to be made directly to Lender; and (iii) after the occurrence of a Default or Event of Default with respect to Accounts and Chattel Paper of US Borrower and German Borrower and whether or not a Default or Event of Default has occurred with respect to Accounts and Chattel Paper of English Borrower, demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so).

      4.5 Power of Attorney. Each Borrower hereby grants to Lender by way of security an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at any time (whether or not a Default or Event of Default has occurred and is continuing, except as expressly provided below), at Lender's option, but without obligation, with or without notice to such Borrower, and at such Borrower's expense, to do any or all of the following, in such Borrower's name or otherwise: (i) execute on behalf of such Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interests in the Collateral, to exercise a right of such Borrower or Lender, or to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such financing statements, continuation financing statements and similar documents, and amendments thereto, as Lender shall deem necessary or appropriate) and to file as a financing statement any copy of this Agreement or any financing statement or similar document signed by such Borrower; (ii) after the occurrence of a Default or Event of Default, execute on behalf of such Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest;
(iii) after the occurrence of a Default or Event of Default with respect to Accounts of US Borrower and German Borrower and whether or not a Default or Event of Default has occurred with respect to Accounts of English Borrower, execute on behalf of such Borrower any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien; (iv) after the occurrence of a Default or Event of Default with respect to Accounts of US Borrower and German Borrower and whether or not a Default or Event of Default has occurred with respect to Accounts of English Borrower, execute on behalf of such Borrower any notice to any Account Debtor; (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; (vi) endorse such Borrower's name on all checks and other forms of remittances received by Lender;
(vii) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (viii) after the occurrence of a Default or Event of Default, grant extensions of time to pay, compromise claims relating to,


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and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (ix) pay any sums required on account of such Borrower's taxes or to secure the release of any Liens therefor; (x) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.12; (xi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (xii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; and (xiii) after the occurrence of a Default or Event of Default, change the address for delivery of such Borrower's mail and receive and open all mail addressed to such Borrower. Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Each Borrower agrees that Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of any Borrower.

      4.6 Disputes. Each Borrower shall promptly notify Lender of all disputes or claims relating to (i) Accounts and Chattel Paper which any Borrower at any time requested be classified as Eligible Accounts, (ii) Accounts and Chattel Paper if such disputes or claims pertain to amounts in excess of the Dollar Equivalent of $10,000 or $100,000 in the aggregate or (iii) any Accounts and Chattel Paper after the occurrence of a Default or Event of Default. No Borrower will, without Lender's prior written consent, compromise or settle any Account or Chattel Paper for less than the full amount thereof, grant any extension of time of payment of any Account or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any Account or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Account or Chattel Paper; except that prior to the occurrence of an Event of Default, each Borrower may take any of such actions in the ordinary course of its business, provided that such Borrower promptly reports the same to Lender.

      4.7 Invoices. At Lender's request after the occurrence of an Event of Default, each Borrower will (i) cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender's security interest therein or (ii) inform the applicable Account Debtors that the Accounts have been assigned to Lender. Each Borrower will cause all such invoices and statements to comply with Section 5.4. All such invoices and statements of (i) US Borrower shall be denominated in Dollars, (ii) English Borrower shall be denominated in Dollars or British Pound Sterling and (iii) German Borrower shall be denominated in Deutschemarks or Euro.

      4.8 Inventory.


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            (a) Returns. Provided that no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to any Borrower in the ordinary course of its business, such Borrower will promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Lender). After the occurrence and during the continuation of an Event of Default, no Borrower will accept any return without Lender's prior written consent. Upon Lender's written demand after the occurrence of an Event of Default, each Borrower will (i) hold the returned Inventory in trust for Lender; (ii) segregate all returned Inventory from all of such Borrower's other property; (iii) conspicuously label the returned Inventory as Lender's property; and (iv) immediately notify Lender of the return of such Inventory, specifying the reason for such return, the location and condition of the returned Inventory and, at Lender's request, deliver such returned Inventory to Lender at an address specified by Lender.

            (b) Other Covenants. No Borrower will, without Lender's prior written consent, (i) store any Inventory with any warehouseman or other third party other than as set forth in Section 9(d) of Schedule A for such Borrower or
(ii) sell any Inventory, which any Borrower at any time requested be classified as Eligible Inventory, on a sale-or-return, guaranteed sale, consignment, or other contingent basis, except as set forth in Section 14 of Schedule A. All of the Inventory has been produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder and all other similar legislation of any other applicable jurisdiction.

      4.9 Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, prior to the occurrence of a Default or an Event of Default, and at any time and with or without notice after the occurrence of a Default or an Event of Default, Lender or its agents shall have the right to inspect the Collateral, and the right to examine and copy each Borrower's books and records. Lender shall take steps (similar to the steps it takes with its own confidential information) to keep confidential all information obtained in any such inspection or examination, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, attorneys and participants, and pursuant to any subpoena or other legal process, provided that Lender advises such recipients of the confidential nature of such information. Each Borrower agrees to give Lender access to any or all of such Borrower's premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers' joint and several expense and the charge therefor shall be $650 per person per day (or after the occurrence of a Default or Event of Default, such higher amount as shall represent Lender's then current standard charge), plus reasonable out-of-pocket expenses. Lender may, at Borrowers' joint and several expense, use each Borrower's personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at Borrowers' joint and several expense, all financial information, books and records, work papers, management reports and other information in their possession regarding such Borrower. Each Borrower will not enter into any agreement


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with any accounting firm, service bureau or third party to store such Borrower's books or records at any location other than US Borrower's Address, English Borrower's Address or German Borrower's Address, as applicable, without first obtaining Lender's written consent (which consent may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement).

5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      To induce Lender to enter into this Agreement, each Borrower represents, warrants and covenants as follows (it being understood that (i) each such representation and warranty will be deemed remade as of the date on which each Loan is made and each Credit Accommodation is provided and shall not be affected by any knowledge of, or any investigation by, Lender, and (ii) the accuracy of each such representation, warranty and covenant will be a condition to each Loan and Credit Accommodation):

      5.1 Existence and Authority. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization. Each Borrower is qualified, licensed and registered to do business in all jurisdictions in which any failure to do so would have a material adverse effect on such Borrower. The execution, delivery and performance by each Borrower of this Agreement and all of the other Loan Documents have been duly and validly authorized, do not violate such Borrower's articles or certificate of incorporation, by-laws or other organizational documents, or any law or any agreement or instrument or any court order which is binding upon such Borrower or its property, do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon such Borrower or its property, and do not require the consent of any Person other than the consent of the "Purchasers" under the Existing Note Agreement which such consent was obtained on or before the initial date of this Agreement. This Agreement and such other Loan Documents have been duly executed and delivered by, and are enforceable against, each Borrower, and all other Obligors who have signed them, in accordance with their respective terms. Sections 9(g) and 9(h) of Schedule A set forth the ownership of each Borrower and the names and ownership of each Borrower's Subsidiaries as of the date of this Agreement.

      5.2 Name; Trade Names and Styles. The name of each Borrower set forth in the heading to this Agreement is its correct and complete legal name as of the date hereof. Listed in Sections 9(a), 9(b) and 9(c) of Schedule A are all prior names of each Borrower and all of each Borrower's present and prior trade names. Each Borrower shall give Lender at least thirty days' prior written notice before changing its name or doing business under any other name. Each Borrower has complied with all laws relating to the conduct of business under a fictitious business name. Each Borrower represents and warrants that (i) each trade name does not refer to another corporation or other legal entity; (ii) all Accounts invoiced under any such trade names are owned exclusively by such Borrower and are subject to the security interest of Lender and the other terms of this Agreement and (iii) all schedules of


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Accounts, including any sales made or services rendered using any trade name shall show such Borrower's name as assignor.

      5.3 Title to Collateral; Permitted Liens. Borrowers have good and marketable title to the Collateral. No Equipment, Inventory or any other assets of any Borrower is subject to any retention of title claims. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and each Borrower will at all times defend Lender and the Collateral against all claims of others. None of the Collateral which is Equipment is or will be affixed to any real property (other than the real property located at US Borrower's Address so long as Lender has a mortgage, in form and substance satisfactory to Lender, covering such real property) in such a manner, or with such intent, as to become a fixture. Except for (i) US Borrower's leased facility located at 122 Burrs Road, Westampton, New Jersey 08060 (it being understood that no Inventory located at such Westampton facility shall be classified as Eligible Inventory until such time, if any, that US Borrower delivers to Lender a landlord's waiver with respect to such facility in form and substance satisfactory to Lender) and (ii) leases or subleases as to which a Borrower has delivered to Lender a landlord's waiver in form and substance satisfactory to Lender (it being understood that neither English Borrower nor German Borrower are required to obtain a landlord's waiver with respect to leased real property located in England or Germany until such time, if any, that Lender requests such Borrower to obtain any such waivers), no Borrower is a lessee or sublessee under any real property lease or sublease pursuant to which the lessor or sublessor may obtain any rights in any of the Collateral, and no such lease or sublease now prohibits, restrains, impairs or conditions, or will prohibit, restrain, impair or condition, any Borrower's right to remove any Collateral from the premises. Neither the aggregate fair market value nor the aggregate book value of the Collateral located at the above noted Westampton facility exceeds $1,500,000. Except for warehouses as to which a Borrower has delivered to Lender a warehouseman's waiver in form and substance satisfactory to Lender, no Borrower is a bailor of any Goods at any warehouse under an arrangement pursuant to which the warehouseman may obtain any rights in any of the Collateral. Prior to causing or permitting any Collateral to be located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), each Borrower shall, whenever requested by Lender, cause each such third party to execute and deliver to Lender, in form and substance acceptable to Lender, such waivers and subordinations as Lender shall specify, so as to ensure that Lender's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Each Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

      5.4 Accounts and Chattel Paper. As of each date reported by a Borrower, all Accounts which such Borrower has reported to Lender as being Eligible Accounts comply in all respects with the criteria for eligibility established by Lender and in effect at such time,


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including without limitation criteria pertaining to currency denominations. All
Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, to the knowledge of Borrowers after due inquiry each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations. No Account or Chattel Paper has terms which restrict or prohibit, in any manner whatsoever, an assignment to Lender or the granting of a Lien thereon to Lender. With respect to Accounts and Chattel Paper of English Borrower and German Borrower, such Accounts, and all invoices, sales contracts and other documents evidencing such Accounts, expressly provide that they are governed by English law and German law respectively.

      5.5 Investment Property. Each Borrower will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in a manner acceptable to Lender and (ii) obtain from any issuers of Investment Property and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender's exclusive control over such Investment Property and take such other actions as Lender may request to perfect Lender's security interest in such Investment Property. For purposes of this Section 5.5, Lender shall have exclusive control of Investment Property if (A) such Investment Property consists of certificated securities and such applicable Borrower delivers such certificated securities to Lender (with appropriate endorsements if such certificated securities are in registered form); (B) such Investment Property consists of uncertificated securities and either (x) such applicable Borrower delivers such uncertificated securities to Lender or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by such Borrower; and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by such applicable Borrower.

      5.6 Place of Business; Location of Collateral. US Borrower's Address, English Borrower's Address and German Borrower's Address is the chief executive office of US Borrower, English Borrower and German Borrower, respectively, and the location of the books and records of US Borrower, English Borrower and German Borrower, respectively. In addition, except as provided in the immediately following sentence, each Borrower has places of business and Collateral located only at the locations set forth on Sections 9(d) and 9(e) of Schedule A for such Borrower. Each Borrower will give Lender at least thirty days' prior written notice before opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than US Borrower's Address, English Borrower's Address or German


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Borrower's Address, as applicable, or to one of the locations set forth in
Sections 9(d) and 9(e) of Schedule A for such Borrower, and will execute and deliver all financing statements and other agreements, instruments and documents which Lender shall require as a result thereof.

      5.7 Financial Condition, Statements and Reports. All financial statements delivered to Lender by or on behalf of each Borrower have been prepared in conformity with GAAP and completely and fairly reflect the financial condition of such Borrower, at the times and for the periods therein stated. Between the last date covered by any such financial statement provided to Lender and the date hereof (or, with respect to the remaking of this representation in connection with the making of any Loan or the providing of any Credit Accommodation, the date such Loan is made or such Credit Accommodation is provided), there has been no material adverse change in the financial condition or business of any Borrower. Each Borrower is solvent and able to pay its debts (other than contingent debts of English Borrower and German Borrower arising from the guaranty given in connection with this Agreement by each such Borrower of Obligations owing by the other Borrowers) as they come due, and has sufficient capital to carry on its business as now conducted and as proposed to be conducted. All schedules, reports and other information and documentation delivered by each Borrower to Lender with respect to the Collateral are, or will be, when delivered, true, correct and complete as of the date delivered or the date specified therein.

      5.8 Tax Returns and Payments; Pension Contributions. Each Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by such Borrower and will timely pay all such items in the future as they became due and payable. Each Borrower may, however, defer payment of any contested taxes; provided, that such Borrower (i) in good faith contests such Borrower's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP. Each Borrower is unaware of any claims or adjustments proposed for any of such Borrower's prior tax years which could result in additional taxes becoming due and payable by such Borrower. Each Borrower has paid, and shall continue to pay, all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and such Borrower has not withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could result in any liability of such Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency.

      5.9 Compliance with Laws. Each Borrower has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to such Borrower's ownership of real or personal property, the conduct of such Borrower's business,


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license requirements, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

      5.10 Litigation. Section 9(f) of Schedule A discloses all claims, proceedings, litigation or investigations pending or (to the best of each Borrower's knowledge) threatened against any Borrower. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Borrower's knowledge) threatened by or against or affecting any Borrower in any court or before any governmental agency (or any basis therefor known to any Borrower) which has a reasonable likelihood of resulting, either separately or in the aggregate, in any material adverse change in the financial condition or business of any Borrower, or in any material impairment in the ability of any Borrower to carry on its business in substantially the same manner as it is now being conducted. Each Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against any Borrower which (i) involves damages in excess of $50,000 or (ii) has a reasonable likelihood or resulting, either separately or in the aggregate, in a material adverse change in the financial condition or business of any Borrower, or in a material impairment in the ability of any Borrower to carry on its business in substantially the same manner as it is now being conducted.

      5.11 Use of Proceeds. All proceeds of all Loans will be used solely for lawful business purposes.

      5.12 Insurance. Each Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrowers will provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance satisfactory to Lender. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty days' prior written notice to Lender, shall contain breach of warranty coverage, and shall otherwise be in form and substance satisfactory to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion. Each Borrower will promptly deliver to Lender copies of all reports made to insurance companies. All presently existing and future claims against any insurance company of any Borrower are hereby assigned to Lender.

      5.13 Financial and Collateral Reports. Each Borrower has kept and will keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions, and will cause to be prepared and furnished to Lender the following


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(all to be prepared in accordance with GAAP, unless such Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender):

            (a) Collateral Reports. On or before the fifteenth day of each month, an aging of each Borrower's Accounts (detailing, among other things, the currency in which each Account is denominated, each Account balance in such currency's and the Dollar Equivalent of each such Account balance), Chattel Paper and notes receivable, and weekly Inventory reports, all in such form, and together with such additional certificates, schedules and other information with respect to the Collateral or the business of such Borrower or any Obligor, as Lender shall request; provided, that any Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interests and other rights in any of the Accounts, nor shall Lender's failure to advance or lend against a specific Account affect or limit Lender's security interest and other rights therein. Together with each such schedule, each Borrower shall furnish Lender with copies (or, at Lender's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and each Borrower warrants the genuineness of all of the foregoing. In addition, each Borrower shall deliver to Lender the originals of all Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements. Lender may destroy or otherwise dispose of all documents, schedules and other papers delivered to Lender pursuant to this Agreement (other than originals of Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts) six months after Lender receives them, unless Borrowers requests their return in writing in advance and arrange for their return to Borrowers at Borrowers' joint and several expense.

            (b) Annual Statements. Not later than (i) ninety days after the close of each fiscal year of US Borrower and (ii) nine months after the close of each fiscal year of English Borrower and German Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of each such Borrower and its Subsidiaries (provided, that such financial statements of US Borrower do not need to cover any non-US Subsidiaries) as of the end of such year, on a consolidated basis (together with unaudited consolidating financial statements), certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Lender, together with a copy of any management letter issued in connection therewith and a letter from such accountants acknowledging that Lender is relying on such financial statements;

            (c) Interim Statements. Not later than thirty days after the end of each month hereafter, including the last month of Borrowers' fiscal year, unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such month and of the portion of Borrowers' fiscal year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly


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presenting the consolidated financial position and results of operations of
Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (d) Projections, Etc. Such business projections, Availability projections, business plans, budgets and cash flow statements for Borrowers and their Subsidiaries as Lender shall request from time to time;

            (e) Shareholder Reports, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

            (f) ERISA Reports. Upon request by Lender, copies of any annual report to be filed pursuant to the requirements of ERISA or any similar legislation of any other applicable jurisdiction in connection with each plan subject thereto; and

            (g) Other Information. Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or a Borrower's and each of its Subsidiary's financial condition or results of operations.

      5.14 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to a Borrower, such Borrower shall, without expense to Lender, make available such Borrower and its officers, employees and agents, and such Borrower's books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

      5.15 Maintenance of Collateral, Etc. Each Borrower will maintain all of its Equipment in good working condition, ordinary wear and tear excepted, and no Borrower will use the Collateral for any unlawful purpose. Each Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral and of any investigation, action, suit, proceeding or claim relating to the Collateral or which may result in an adverse impact upon any Borrower's business, assets or financial condition.

      5.16 Notification of Changes; Etc. Each Borrower will promptly notify Lender in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, or any material adverse change in the business or financial affairs of any Borrower or the existence of any circumstance which would make any representation or warranty of any Borrower untrue in any material respect or constitute a material breach of any covenant of any Borrower, including without limitation any breach of the Existing Note Agreement or any other Existing Note Loan Document.


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      5.17 Further Assurances. Each Borrower agrees, at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents as Lender may request from time to time, to perfect and maintain Lender's security interests in and Liens on the Collateral and to fully effectuate the transactions contemplated by this Agreement.

      5.18 Negative Covenants. Except as set forth in Section 13 of Schedule A, no Borrower will, without Lender's prior written consent, (i) merge, amalgamate or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person; (ii) acquire any assets except in the ordinary course of business and as otherwise permitted by this Agreement and the other Loan Documents; (iii) enter into any transaction outside the ordinary course of business; (iv) sell or transfer any Collateral or other assets, except that each Borrower may sell finished goods Inventory in the ordinary course of its business; (v) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; (vi) incur any debt outside the ordinary course of business; (vii) guaranty or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends or other distributions on such Borrower's stock, if such Borrower is a corporation (except for dividends payable solely in capital stock of such Borrower) or with respect to any equity interests, if such Borrower is not a corporation; (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of such Borrower's capital stock or other equity interests; (x) make any change in such Borrower's capital structure, other than equity issuances to the extent that after giving effect to any such issuances no Default or Event of Default shall have occurred; (xi) dissolve or liquidate or elect to dissolve or liquidate; (xii) pay any principal or interest on any indebtedness owing to an Affiliate; (xiii) enter into any transaction with an Affiliate other than on arms-length terms; (xiv) amend or modify the terms of the Existing Note Agreement or any other Existing Note Loan Agreement or (xv) agree to do any of the foregoing.

      5.19 Financial Covenants.

            (a) Intentionally Omitted.

            (b) Net Worth. In the event that Aggregate Availability is less than $6,000,000 at any time, Borrowers will maintain a net worth of at least the amount set forth in Section 8(b) of Schedule A.

            (c) Intentionally Omitted.

            (d) Intentionally Omitted.

            (e) Intentionally Omitted.

            (f) Intentionally Omitted.


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            (g) Intentionally Omitted.

            (h) Intentionally Omitted.

      5.20 Year 2000 Compliance. Each Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Each Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on any Borrower's business or operations or on the condition or value of the Collateral (a "Material Adverse Effect"). Each Borrower will promptly notify Lender in the event such Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

      5.21 Euro. Each Borrower employs systems sufficient to account for the introduction and adoption of the Euro.

      5.22 Intellectual Property. Each Borrower owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property (collectively, "Intellectual Property") necessary for the present conduct of its business without any known conflict with the rights of others. Neither English Borrower nor German Borrower own, possess or license any Intellectual Property or has the right to use any Intellectual Property, that is necessary for the conduct of its business (other than rights of German Borrower with respect to the tradename "Systech", which Borrowers represent and warrant is not material to the business of any Borrower) or would be necessary for Lender to liquidate any portion of the Collateral, other than Intellectual Property of US Borrower. Except as set forth on Section 9(f) of Schedule A, no claim has been asserted to any Borrower which is currently pending that its use of its Intellectual Property or the conduct of its business does or may infringe upon the Intellectual Property rights of any third party. US Borrower's license agreements and similar arrangements relating to its Inventory (a) permits (and does not restrict) Lender, or any other Person designated by Lender, to liquidate any or all of the Collateral and (b) would permit the continued use by US Borrower, or Lender or any of their respective assignees, for any period of time deemed necessary by Lender, of such license agreements and such similar arrangements and the right to sell


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Inventory subject to such license agreements and similar arrangements. Neither
English Borrower nor German Borrower have any license agreements or similar arrangements relating to its Inventory that is necessary for the conduct of its business or would be necessary for Lender to liquidate any portion of the Collateral. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Documents, including without limitation, the exercise by Lender of any of its rights or remedies under
Section 8.2, will not result in the termination or impairment of any Borrower's ownership or rights relating to its Intellectual Property. No Borrower is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

      5.23 Existing Note Agreement. No Borrower is in default or breach of any term of the Existing Note Agreement or any other Existing Note Loan Agreement. As of the initial date of this Agreement, US Borrower is in pro-forma compliance with each of the financial covenants set forth in the Existing Note Purchase Agreement.

6. RELEASE AND INDEMNITY.

      6.1 Release. Each Borrower hereby releases Lender and its Affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the "Released Parties") from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from willful misconduct or gross negligence. However, in no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages. Such release is made on the date hereof and remade upon each request for a Loan or Credit Accommodation by a Borrower. Without limiting the foregoing, except with respect to Lender's willful misconduct or gross negligence:

            (a) Lender shall not be liable for (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gave rise to an Account; (ii) any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account; (iii) settling any Account in good faith for less than the full amount thereof; or (iv) any of a Borrower's obligations under any contract or agreement giving rise to an Account; and

            (b) In connection with Credit Accommodations or any underlying transaction, Lender shall not be responsible for the conformity of any goods to the documents presented, the validity or genuineness of any documents, delay, default or fraud by a Borrower, shippers and/or any other Person. Each Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Credit Accommodation, under or in connection with any Credit Accommodation, shall be binding on such Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full


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right and authority to clear and resolve any questions of non-compliance of documents, to give any instructions as to acceptance or rejection of any documents or goods, to execute for Each Borrower's account any and all applications for steamship or airway guaranties, indemnities or delivery orders, to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents, and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the Credit Accommodations or applications and other documentation pertaining thereto.

      6.2 Indemnity. Each Borrower hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or the other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Credit Accommodation, the Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Credit Accommodation) (and for this purpose any charges to Lender by any issuer of Credit Accommodations shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to such Borrower or the Obligations (except any such amounts sustained or incurred as the result of the willful misconduct of the Released Parties). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement.

      6.3 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Spot Rate on the Business Day before the day on which judgment is given. In the event that there is a change in the Spot Rate between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrowers shall, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the Spot Rate on the date of receipt by Lender is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which Lender is so able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall jointly and severally indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. This indemnity shall (i) constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, (ii) give rise to a


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separate and independent cause of action, (iii) apply irrespective of any indulgence granted by Lender from time to time, (iv) survive the payment in full of the Obligations and the termination of this Agreement, and (v) continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

7. TERM.

      7.1 Maturity Date. Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement shall initially continue in effect for a term (the "Initial Term") from the date of this Agreement until the Initial Maturity Date set forth in Section 7 of Schedule A; provided, that the Initial Maturity Date shall automatically be extended (the Initial Maturity Date, as it may be so extended, being referred to as the "Maturity Date") for successive additional terms of three years each (each a "Renewal Term"), unless one party gives written notice to the other, not less than sixty days prior to the Maturity Date, that such party elects not to extend the Maturity Date. This Agreement and the other Loan Documents and Lender's security interests in and Liens upon the Collateral, and all representations, warranties and covenants of each Borrower contained herein and therein, shall remain in full force and effect after the Maturity Date until all of the monetary Obligations are indefeasibly paid in full.

      7.2 Early Termination. Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement may be terminated prior to the Maturity Date as follows: (i) by all Borrowers, effective thirty business days after written notice of termination is given to Lender or (ii) by Lender at any time after the occurrence of an Event of Default, with notice (provided, that no notice need be given with respect to any Event of Default described in Section 8.1(vii) or (viii)), effective immediately; provided, that if any Affiliate of a Borrower is also a party to a financing arrangement with Lender, no such early termination shall be effective unless such Affiliate simultaneously terminates its financing arrangement with Lender. If so terminated under this Section 7.2, Borrowers shall jointly and severally pay to Lender an early termination fee (the "Early Termination Fee") in the amount set forth in Section 6(h) of Schedule A. Such fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. In addition, if Borrowers so terminate and repay the Obligations without having provided Lender with at least thirty days' prior written notice thereof, an additional amount equal to thirty days of interest at the applicable Interest Rate(s), based on the average outstanding amount of the Obligations for the six month period immediately preceding the date of termination.

      7.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrowers shall pay in full all Obligations, whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if, on the Maturity Date or on any earlier effective date of termination, there are


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any outstanding Credit Accommodations, then on such date Borrowers shall provide to Lender cash collateral in an amount equal to 110% of the Credit Accommodation Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to said Credit Accommodations or such greater percentage or amount as Lender reasonably deems appropriate, pursuant to a cash pledge agreement in form and substance satisfactory to Lender.

      7.4 Effect of Termination. No termination shall affect or impair any right or remedy of Lender or relieve any Borrower of any of the Obligations until all of the monetary Obligations have been indefeasibly paid in full. Upon indefeasible payment and performance in full of all of the monetary Obligations (and the provision of cash collateral with respect to any Credit Accommodation Balance as required by Section 7.3) and termination of this Agreement, Lender shall promptly deliver to each Borrower, as applicable, termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Lender's security interests in the Collateral.

8. EVENTS OF DEFAULT AND REMEDIES.

      8.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrowers shall give Lender immediate written notice thereof: (i) if any warranty, representation, statement, report or certificate made or delivered to Lender by any Borrower or any Borrower's officers, employees or agents is untrue or misleading; (ii) if any Borrower fails to pay when due any principal or interest on any Loan or any other monetary Obligation; (iii) if any Borrower breaches any covenant or obligation contained in this Agreement or any other Loan Document or fails to perform any other non-monetary Obligation; (iv) if any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made or permitted to exist on all or any part of the Collateral (provided, this clause (iv) shall not apply to Collateral of English Borrower or German Borrower at such times, if any, that there are no Loans or Credit Accommodations outstanding to such Borrower); (v) if one or more judgments aggregating in excess of the Dollar Equivalent of $100,000, or any injunction or attachment, is obtained against any Borrower (provided, this clause (v) shall not apply to English Borrower or German Borrower at such times, if any, that there are no Loans or Credit Accommodations outstanding to such Borrower) or any Obligor which remains unstayed for more than thirty days or is enforced; (vi) the occurrence of any default under any financing agreement, security agreement or other agreement, instrument or document executed and delivered by (A) such with, or in favor of, any Person other than Lender (including without limitation the Existing Note Agreement and the other Existing Note Loan Agreements) or (B) any Borrower or any Affiliate of any Borrower with, or in favor of, Lender or any Affiliate of Lender; (vii) the dissolution, liquidation, death, termination of existence in good standing, insolvency or business failure or suspension or cessation of business as usual of any Borrower or any Obligor or the appointment of a receiver, trustee or custodian for all or any part of the property of, or an assignment for the benefit of creditors by any Borrower or any Obligor, or the commencement of any proceeding by any Borrower or any Obligor under any


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reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or if any Borrower makes or sends a notice of a bulk transfer or calls a meeting of its creditors; (viii) the commencement of any proceeding against any Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (ix) the actual or attempted revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations, or any security document securing the Obligations, by any Obligor; (x) if any Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations attempts to limit or terminate its subordination agreement; (xi) if there is any indictment of any Borrower or any Obligor under any criminal statute or commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which the potential penalties or remedies sought or available include forfeiture of any property of any Borrower or such Obligor; (xii) if any Borrower makes a payment under the Existing Note Agreement or any other Existing Note Loan Agreement other than (A) scheduled interest payments in accordance with Section 9.8 of the Existing Note Agreement and (B) scheduled principal payments in accordance with
Section 8.1(a) of the Existing Note Agreement; (xiii) if (A) US Borrower ceases to own 100% of the outstanding equity interests of Franklin Electronic Publishers Euro-Holdings B.V., a Netherlands corporation or (B) Franklin Electronic Publishers Euro-Holdings B.V., a Netherlands corporation, ceases to own 100% of the outstanding equity interests of English Borrower and German Borrower; (xiv) if there is any change in the chief executive officer, chief operating officer or chief financial officer of any Borrower without Lender's prior written consent, which such consent shall not be unreasonably withheld (provided, that Lender shall have absolute discretion in deciding whether to consent to any replacement of the chief financial officer of US Borrower); or
(xv) if an Event of Default occurs under any Loan and Security Agreement between Lender and an Affiliate of any Borrower.

      8.2 Remedies. Upon the occurrence and during the continuance of any Default, and at any time thereafter, Lender, at its option, may cease making Loans or otherwise extending credit to any or all Borrowers under this Agreement or any other Loan Document. Upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by each Borrower), may do any one or more of the following: (i) cease making Loans or otherwise extending credit to any or all Borrowers under this Agreement or any other Loan Document; (ii) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any of the Obligations;
(iii) take possession of any or all of the Collateral wherever it may be found, and for that purpose each Borrower hereby authorizes Lender, without judicial process, to enter onto any of such Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain (or cause a custodian to remain) on the premises in exclusive control


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thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, that if Lender seeks to take possession of any of the Collateral by court process, each Borrower hereby irrevocably waives (A) any bond and any surety or security relating thereto required by law as an incident to such possession, (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof and (C) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (iv) require any or all Borrowers to assemble any or all of the Collateral and make it available to Lender at one or more places designated by Lender which are reasonably convenient to Lender and the applicable Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (v) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use each Borrower's premises, vehicles and other Equipment and all other property without charge; (vi) sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit (a "Sale"), and to adjourn any such Sale from time to time without notice other than oral announcement at the time scheduled for Sale (and, in connection therewith, (A) Lender shall have the right to conduct such Sale on each Borrower's premises without charge, for such times as Lender deems reasonable, on Lender's premises, or elsewhere, and the Collateral need not be located at the place of Sale; (B) Lender may directly or through any of its Affiliates purchase or lease any of the Collateral at any such public disposition, and if permissible under applicable law, at any private disposition and (C) any Sale of Collateral shall not relieve any Borrower of any liability any Borrower may have if any Collateral is defective as to title, physical condition or otherwise at the time of sale); (vii) demand payment of and collect any Accounts, Chattel Paper, Instruments and General Intangibles included in the Collateral and, in connection therewith, each Borrower irrevocably authorizes Lender to endorse or sign such Borrower's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to such Borrower and remove therefrom payments made with respect to any item of Collateral or proceeds thereof and, in Lender's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (viii) demand and receive possession of any of each Borrower's federal and state or other income tax returns and the books and records utilized in the preparation thereof or relating thereto. In addition to the foregoing remedies, upon the occurrence any during the continuation of any Event of Default resulting from a breach of any of the financial covenants set forth in Section 5.19, Lender may, at its option, upon not less than ten days' prior notice to Borrowers, reduce any or all of the Advance Rates set forth in Section 1(b) of Schedule A to the extent Lender, in its sole discretion, deems appropriate. In addition to the rights and remedies set forth above, Lender shall have all the other rights and remedies accorded a secured party after default under the UCC and under all other applicable laws, and under any other Loan Document, and all of such rights and remedies are cumulative and non-exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election or bar Lender from subsequent exercise or


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partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed. If notice of any sale or other disposition of Collateral is required by law, notice at least seven days prior to the sale designating the time and place of sale in the case of a public sale or the time after which any private sale or other disposition is to be made shall be deemed to be reasonable notice, and each Borrower waives any other notice. If any Collateral is sold or leased by Lender on credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment is collected by Lender.

      8.3 Application of Proceeds. Subject to any application required by law, all proceeds realized as the result of any Sale shall be applied by Lender to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrowers or other persons legally entitled thereto; but each Borrower shall remain liable to Lender for any deficiency. If Lender, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any Sale, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

9. GENERAL PROVISIONS.

      9.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service, by regular first-class mail or certified mail return receipt requested, addressed to Lender or Borrowers at the address shown in the heading to this Agreement, or by facsimile to the facsimile number shown in Section 9(i) of Schedule A, or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this Section 9.1. All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

      9.2 Severability. If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

      9.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement among Borrowers and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

      9.4 Waivers. The failure of Lender at any time or times to require any Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Documents


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shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrowers. Each Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which such Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

      9.5 Amendment. The terms and provisions of this Agreement may not be amended or modified except in a writing executed by each Borrower and a duly authorized officer of Lender.

      9.6 Time of Essence. Time is of the essence in the performance by each Borrower of each and every obligation under this Agreement and the other Loan Documents.

      9.7 Attorneys Fees and Costs. Each Borrower shall reimburse Lender for all reasonable attorneys' and paralegals' fees (including in-house attorneys and paralegals employed by Lender) and all filing, recording, search, title insurance, appraisal, audit, environmental survey and other costs incurred by Lender, pursuant to, in connection with, or relating to this Agreement, including all reasonable attorneys' fees and costs Lender incurs to prepare and negotiate this Agreement and the other Loan Documents; to obtain legal advice in connection with this Agreement and the other Loan Documents or any Borrower or any Obligor; to administer this Agreement and the other Loan Documents (including the cost of periodic financing statement, tax lien and other searches conducted by Lender); to enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; to commence, intervene in, or defend any action or proceeding; to enforce and protect, or to seek to enforce and protect, any of its rights and interests in any bankruptcy case of any Borrower, including, without limitation, by initiating and prosecuting any motion for relief from the automatic stay and by initiating, prosecuting or defending any other contested matter or adversary proceeding in bankruptcy; to file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; to examine, audit, copy, and inspect any of the Collateral or any of any Borrower's books and records; to protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interests in, the Collateral; and to otherwise represent Lender in any litigation relating to any Borrower. If either Lender or any Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall


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immediately become part of the Obligations, shall be due on demand, and shall bear interest from the date of such demand at a rate equal to the highest interest rate applicable to any of the Obligations.

      9.8 Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower and Lender; provided, that no Borrower may assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release any Borrower from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents, and to sell participating interests therein, to one or more other Persons, and each Borrower agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignment and participation.

      9.9 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience. Each Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable Sections or subsections, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or any Borrower under any rule of construction or otherwise.

      9.10 GOVERNING LAW; CONSENT TO FORUM, ETC. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED, AND SHALL BE DEEMED TO HAVE BEEN MADE, IN NEW YORK COUNTY, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK OR THE STATE OR JURISDICTION IN WHICH ANY OF THE COLLATERAL IS LOCATED SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND LENDER PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH BORROWER ALSO AGREES THAT ANY CLAIM OR DISPUTE BROUGHT BY SUCH BORROWER AGAINST LENDER PURSUANT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT

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Banc of America Commercial Finance Corporation       Loan and Security Agreement
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EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW
YORK. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE IN THE MANNER AND SHALL BE DEEMED RECEIVED AS SET FORTH IN SECTION 9.1 FOR NOTICES, TO THE EXTENT PERMITTED BY LAW. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN
ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      9.11 WAIVER OF JURY TRIAL, ETC. EACH BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR SUCH BORROWER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR SUCH BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; (II) THE RIGHT TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY MATTER RELATING THERETO, EXCEPT FOR COMPULSORY COUNTERCLAIMS (IT BEING UNDERSTOOD THAT THIS CLAUSE (II) IS NOT INTENDED TO PROHIBIT ANY BORROWER FROM BRINGING A SEPARATE ACTION); (III) NOTICE PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, Borrowers and Lender have signed this Agreement as of the date set forth in the heading.

Borrowers:                                   Lender:


FRANKLIN ELECTRONIC PUBLISHERS,              BANC OF AMERICA COMMERCIAL FINANCE
INCORPORATED                                 CORPORATION, THROUGH ITS COMMERCIAL
                                             FUNDING DIVISION

By__________________________________         By_________________________________
Its_________________________________           Its Authorized Signatory


FRANKLIN ELECTRONIC PUBLISHERS
(EUROPE) LTD.

By__________________________________
Its_________________________________


FRANKLIN ELECTRONIC PUBLISHERS
(DEUTSCHLAND) GMBH

By__________________________________
Its_________________________________

Banc of America Commercial Finance Corporation
--------------------------------------------------------------------------------

                                   Schedule A

                          Description of Certain Terms

      This Schedule is an integral part of the Loan and Security Agreement among Franklin Electronic Publishers, Incorporated, Franklin Electronic Publishers (Europe) Ltd., Franklin Electronic Publishers (Deutschland) GmbH and Banc of America Commercial Finance Corporation, through its Commercial Funding Division (the "Agreement").

      1. Loan Limits for Revolving
         Loans:

         (a) Maximum Facility Amount:       $25,000,000

         (b) Advance Rates:

             (i) Accounts Advance Rate:     US Borrower: 80%; provided, that if
                                            the Dilution Percentage of US
                                            Borrower exceeds 10%, then the
                                            Accounts Advance Rate for US
                                            Borrower shall be reduced by 1
                                            percentage point for each percentage
                                            point by which such Dilution
                                            Percentage exceeds 10%

                                            English Borrower: 80%; provided,
                                            that if the Dilution Percentage of
                                            English Borrower exceeds 10%, then
                                            the Accounts Advance Rate for
                                            English Borrower shall be reduced by
                                            1 percentage point for each
                                            percentage point by which such
                                            Dilution Percentage exceeds 10%

                                            German Borrower: 80%; provided, that
                                            if the Dilution Percentage of German
                                            Borrower exceeds 10%, then the
                                            Accounts Advance Rate for German
                                            Borrower shall be reduced by 1
                                            percentage point for each percentage
                                            point by which such Dilution
                                            Percentage exceeds 10%

             (ii) Inventory Advance Rates:  (1)

----------
            (1) Such percentages may be adjusted yearly on or around each anniversary of the date of the Agreement such that the amount of any Inventory that may be deemed to be Eligible Inventory does not exceed 80% of the appraised net


                                     A - 1
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Banc of America Commercial Finance Corporation       Loan and Security Agreement
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             (A) Reference product
                   finished goods
                   inventory:               66%

             (B) Organizer finished
                   goods
                   inventory:               29%

             (c) Accounts Sublimit:         US Borrower:  N/A

                                            English Borrower: N/A

                                            German Borrower: $2,000,000

             (d) Inventory Sublimit:        $12,000,000 or, if less, 125% of the
                                            aggregate advances against Accounts
                                            at any time of determination

             (e) Credit Accommodation
                   Limit:                   $4,000,000

             (f) Permanent Reserve
                   Amount:                  US Borrower:  None
                                            English Borrower:  None
                                            German Borrower:  $200,000

             (g) Overadvance Amount:        N/A

         2. Loan Limits for Term Loan:

             (a) Principal Amount:

                (i)  Equipment Advance:     US Borrower:  N/A
                                            English Borrower:  N/A
                                            German Borrower:  N/A

                (ii) Real Property
                     Advance:               US Borrower:  $3,835,000

                                            English Borrower: N/A

                                            German Borrower:  N/A

--------------------------------------------------------------------------------

                  orderly liquidation value of such Inventory (as reflected in an appraisal conducted as of such time by an appraiser acceptable to Lender).

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

                (iii) Capital Expenditure   US Borrower: N/A
                      Advances:             English Borrower: N/A
                                            German Borrower: N/A

             (b) Repayment Schedule:

                (i)  Equipment Advance:     N/A

                (ii) Real Property
                     Advance: The Real Property Advance shall be repaid in equal consecutive monthly installments of $25,000 payable on the first day of each calendar month commencing January, 2000, with the entire unpaid balance due and payable on the Maturity Date;
                                            provided, that after any 2 year
                                            period after the date of the
                                            Agreement, the unpaid principal
                                            balance of the Real Property Advance
                                            exceeds 65% of the fair market value
                                            of the Real Property at such time
                                            (as reflected in an appraisal
                                            conducted as of such time by an
                                            appraiser acceptable to Lender),
                                            then US Borrower shall repay such
                                            excess in 6 equal consecutive
                                            monthly installments payable on the
                                            first day of each calendar month
                                            commencing with the month
                                            immediately following the end of
                                            each such 2 year period (which
                                            payments shall be in addition to the
                                            regular amortization payments set
                                            forth above)

                (iii) Capital Expenditure
                      Advances:             N/A

         3. Interest Rates:

             (a) Revolving Loans:           .375% per annum in excess of the
                                            Prime Rate

             (b) Term Loan:                 .375% per annum in excess of the
                                            Prime Rate

         4. Intentionally Omitted.

Banc of America Commercial Finance Corporation       Loan and Security Agreement
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         5. Maximum Days:

             (a) Maximum days after         US Borrower: 90 (or 120 with respect
                 original invoice date      to Accounts for which Ingram Micro
                 for Eligible Accounts:     is the Account Debtor)

                                            English Borrower: 90 (or 120 with
                                            respect to Accounts for which Ingram
                                            Micro is the Account Debtor)

                                            German Borrower: 120

             (b) Maximum days after         US Borrower: 60
                 original invoice due date
                 for Eligible Accounts:     English Borrower: 60

                                            German Borrower: 60

         6. Fees:

             (a) Commitment Fee:            $150,000, $75,000 of which was paid
                                            pursuant to the commitment letter
                                            among Lender and Borrowers dated
                                            October 6, 1999

             (b) Intentionally Omitted.

             (c) Intentionally Omitted.

             (d) Unused Line Fee:           .50% per annum

             (e) Intentionally Omitted.

             (f) Intentionally Omitted.

             (g) Intentionally Omitted.

Banc of America Commercial Finance Corporation       Loan and Security Agreement
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             (h) Early Termination Fee:     3% of the Maximum Facility Amount if
                                            terminated during the first year of
                                            the Initial Term or any Renewal
                                            Term, 2% of the Maximum Facility
                                            Amount if terminated during the
                                            second year of the Initial Term or
                                            any Renewal Term, and 1% of the
                                            Maximum Facility Amount if
                                            terminated thereafter and prior to
                                            the Maturity Date; provided, that
                                            there will be no Early Termination
                                            Fee charged if the Loans are repaid
                                            more than 18 months after the date
                                            of the Agreement through financing
                                            provided by Bank of America, N.A. or
                                            any Affiliate of Bank of America,
                                            N.A.

             (i) Credit Accommodation       1% per annum of the face amount of
                 Fees:                      each open Credit Accommodation


         7. Initial Maturity Date:          December 7, 2002

         8. Financial Covenants:

             (a) Intentionally Omitted.

             (b) Minimum Net Worth          $41,000,000
                 Requirement:

             (c) Intentionally Omitted.

             (d) Intentionally Omitted.

             (e) Intentionally Omitted.

             (f) Intentionally Omitted.

             (g) Intentionally Omitted.

             (h) Intentionally Omitted.

             (i) Intentionally Omitted.

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

             (j) Intentionally Omitted.

         9. Borrowers Information:

             (a) Prior Names of Borrowers:  US Borrower: Franklin Computer
                                            Corporation (such name has not been
                                            used since 1990)

                                            English Borrower: Franklin
                                            Electronic Publishers (UK) Ltd.

                                            German Borrower: Systech
                                            Gesellschaft fur Mobile Datensystemc
                                            GmbH

             (b) Prior Trade Names of       US Borrower: None
                 Borrowers:                 English Borrower: None
                                            German Borrower: Systech

             (c) Existing Trade Names of    US Borrower: None
                 Borrowers:                 English Borrower: None
                                            German Borrower: Systech

             (d) Inventory Locations:       US Borrower:
                                            One Franklin Plaza
                                            Burlington, New Jersey 08016

                                            122 Burrs Road
                                            Westampton, New Jersey  08060

                                            English Borrower:
                                            11 & 12 Windmill Business Village,
                                            Brooklands Close, Sunburg
                                            Middlesex  TW16 704  ENGLAND

                                            Unit 5 West Surey Traongest
                                            Spelthome Lane
                                            Ashford  TW15 1UH  ENGLAND

                                            German Borrower: Kapellenstrabe 13
                                            D-85622 Feldkirchen b. Munchen,
                                            Germany

             (e) Other Locations:           US Borrower: None
                                            English Borrower: None
                                            German Borrower: None

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

             (f) Litigation:                US Borrower: See attached
                                            English Borrower: None
                                            German Borrower: None

             (g) Ownership of Borrowers:    US Borrower: Publicly traded company

                                            English Borrower:  100% owned by
                                            Franklin Electronics Publishers
                                            Euro-Holdings B.V., a Netherlands
                                            corporation

                                            German Borrower: 100% owned by
                                            Franklin Electronics Publishers
                                            Euro-Holdings B.V., a Netherlands
                                            corporation

             (h) Subsidiaries (and          US Borrower: See attached
                 ownership thereof):        English Borrower:  None
                                            German Borrower: None

             (i) Facsimile Numbers:

                                            US Borrower: (609) 387-2666
                Borrowers:                  English Borrower:  44.1932.891.019
                                            German Borrower:  4989.90899.111

                Lender:                     (212) 597-1675

         10. Description of Real Property:  The real property owned by US
                                            Borrower and located at: One
                                            Franklin Plaza, Burlington, New
                                            Jersey  08016

         11. Lender's Bank:                 Bank One, NA Chicago

         12. Other Covenants:               None

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

         13. Exceptions to Negative         Section 5.18(iv) of the Agreement is
             Covenants:                     modified to allow US Borrower to
                                            sell Collateral to its Subsidiaries
                                            to the extent that: (i) such
                                            Collateral was originally purchased
                                            by US Borrower on behalf of such
                                            Subsidiary in the ordinary course of
                                            business of each such entity and
                                            (ii) the sale by US Borrower to its
                                            Subsidiary of such Collateral is
                                            made simultaneously with the
                                            delivery of such Collateral by the
                                            seller thereof to US Borrower or
                                            such Subsidiary

                                            Section 5.18(v) and Section
                                            5.18(xii) of the Agreement is
                                            modified to allow (i) US Borrower to
                                            advance all or a portion of the
                                            proceeds it receives from Revolving
                                            Loans to English Borrower and German
                                            Borrower pursuant to intercompany
                                            loans and (ii) German Borrower to
                                            advance all or a portion of the
                                            proceeds it receives from Revolving
                                            Loans to US Borrower and English
                                            Borrower pursuant to intercompany
                                            loans

                                            Section 5.18(v) of the Agreement is
                                            further modified to allow US
                                            Borrower to make loans, in the
                                            ordinary course of business of US
                                            Borrower, to its Subsidiaries in an
                                            aggregate amount not to exceed at
                                            any time $200,000

                                            Section 5.18(vi) of the Agreement is
                                            modified to allow (i) $14,000,000 of
                                            principal indebtedness (such amount
                                            shall be reduced dollar for dollar
                                            by any payment made thereto) under
                                            the Existing Note Agreement and (ii)
                                            "Secondary Notes" (as such term is
                                            defined in Section 9.8 of the
                                            Existing Note Agreement; i.e. PIK
                                            promissory notes which mature on
                                            March 31, 2007) under the Existing
                                            Note Agreement

Banc of America Commercial Finance Corporation       Loan and Security Agreement
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        14. Exceptions to other covenants:  None

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, Borrowers and Lender have signed this Schedule A as of the date set forth in the heading to the Agreement.

Borrowers:                                  Lender:


FRANKLIN ELECTRONICS PUBLISHERS,            BANC OF AMERICA COMMERCIAL FINANCE
INCORPORATED                                CORPORATION, THROUGH ITS COMMERCIAL
                                            FUNDING DIVISION
By_____________________________________
Its____________________________________     By__________________________________
                                                   Its Authorized Signatory

FRANKLIN ELECTRONIC PUBLISHERS
(EUROPE) LTD.

By_____________________________________
Its____________________________________


FRANKLIN ELECTRONIC PUBLISHERS
(DEUTSCHLAND) GMBH

By_____________________________________
Its____________________________________

Banc of America Commercial Finance Corporation
--------------------------------------------------------------------------------

                                   Schedule B
                                   Definitions

      This Schedule is an integral part of the Loan and Security Agreement among Franklin Electronic Publishers, Incorporated, Franklin Electronic Publishers (Europe) Ltd., Franklin Electronic Publishers (Deutschland) GmbH and Banc of America Commercial Finance Corporation, through its Commercial Funding Division (the "Agreement").

      As used in the Agreement, the following terms have the following meanings:

            "Account" means any right to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

            "Account Debtor" means the obligor on an Account or Chattel Paper.

            "Account Proceeds" has the meaning set forth in Section 4.1.

            "Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Schedule A.

            "Accounts Sublimit" means the amount set forth in Section 1(c) of Schedule A.

            "Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.

            "Affiliate" means, with respect to any Person, a relative, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise.

            "After-Tax Basis" means, in the case of any amount paid or payable to Lender, a basis such that any payment received or deemed to have been received shall be forthwith supplemented by a further supplemental payment to Lender so that after taking into account all federal, state, provincial or local income taxes (other than taxes imposed upon the net income or business profit Lender), Lender receives an amount equal to the original payment received or deemed to have been received.

            "Aggregate Availability" means, US Borrower Availability plus English Borrower Availability plus German Borrower Availability.

            "Agreement" and "this Agreement" mean the Loan and Security Agreement of which this Schedule B is a part and the Schedules thereto.

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Banc of America Commercial Finance Corporation       Loan and Security Agreement
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            "Bankruptcy Code" means the United States Bankruptcy Code (11
U.S.C.ss. 101 et ss. seq.).

            "Blocked Account" has the meaning set forth in Section 4.1.

            "Borrower" has the meaning set forth in the heading to the Agreement.

            "Business Day" means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

            "Capital Expenditure Advance" has the meaning set forth in Section 1.1(b).

            "Capital Expenditure Equipment" means Eligible Equipment acquired by a Borrower after the date of this Agreement with Capital Expenditure Advances.

            "Chattel Paper" has the meaning set forth in the UCC.

            "Collateral" means all property and interests in property in or upon which a security interest or other Lien is granted pursuant to this Agreement or the other Loan Documents.

            "Commitment Fee" has the meaning set forth in Section 2.2(a).

            "Credit Accommodation" has the meaning set forth in Section 1.1(a).

            "Credit Accommodation Balance" means the sum of (i) the aggregate undrawn face amount of all outstanding Credit Accommodations and (ii) all interest, fees and costs due or, in Lender's estimation, likely to become due in connection therewith.

            "Credit Accommodation Fees" has the meaning set forth in Section 2.2(h).

            "Credit Accommodation Limit" means the amount set forth in Section 1(e) of Schedule A.

            "Currency Due" has the meaning set forth in Section 6.3.

            "Default" means any event which with notice or passage of time, or both, would constitute an Event of Default.

            "Default Rate" has the meaning set forth in Section 2.1.

            "Deposit Account" has the meaning set forth in the UCC.

            "Dilution Percentage" means the gross amount of all returns, allowances, discounts, credits (excluding credits attributed to sales of REX products), write-offs and similar items relating to a Borrower's Accounts computed as a percentage of such Borrower's gross

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

sales, calculated on a ninety (90) day or twelve (12) month rolling average (which ever period of days results in a higher dilution percentage).

            "Document" has the meaning set forth in the UCC.

            "Dollar Equivalent" means, at any time, as to any amount denominated in any currency other than Dollars, the equivalent amount in Dollars as determined by Lender at such time on the basis of the Spot Rate for the purchase of Dollars with respect to such currency.

            "Dollars" and "$" - lawful money of the United States.

            "Early Termination Fee" has the meaning set forth in Section 7.2.

            "Eligible Account" means, at any time of determination, an Account which satisfies the general criteria set forth below and which is otherwise acceptable to Lender (provided, that Lender may, in its sole discretion, change the general criteria for acceptability of Eligible Accounts upon at least fifteen days' prior notice to Borrowers). An Account shall be deemed to meet the current general criteria if (i) neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of any Borrower; (ii) it does not remain unpaid more than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 5(a) of Schedule A or (B) the number of days after the original invoice due date set forth in Section 5(b) of Schedule A; (iii) the Account Debtor or its Affiliates are not past due on other Accounts owing to any Borrower comprising more than 50% of all of the Accounts owing to Borrower by such Account Debtor or its Affiliates; (iv) all Accounts owing by the Account Debtor or its Affiliates do not represent more than 20% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 20% of all otherwise Eligible Accounts); (v) no covenant, representation or warranty contained in this Agreement with respect to such Account (including any of the representations set forth in Section 5.4) has been breached; (vi) the Account is not subject to any contra relationship, counterclaim, dispute or set-off (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (vi) shall be considered Eligible Accounts to the extent of the amount thereof which is not affected by such contra relationships, counterclaims, disputes or set-offs); (vii) the Account Debtor's chief executive office or principal place of business is located in the United States, England, Germany or Provinces of Canada which have adopted the Personal Property Security Act or a similar act, unless (A) the sale is fully backed by a letter of credit, guaranty or acceptance acceptable to Lender in its sole discretion, and if backed by a letter of credit, such letter of credit has been issued or confirmed by a bank satisfactory to Lender, is sufficient to cover such Account, and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender or (B) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender; (viii) it is absolutely owing to the applicable Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings; (ix) Lender shall have verified the

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Banc of America Commercial Finance Corporation       Loan and Security Agreement
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Account in a manner satisfactory to Lender; (x) the Account Debtor is not the
United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless the applicable Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq.) or other applicable similar state or local law in a manner satisfactory to Lender; (xi) it is at all times subject to Lender's duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by the applicable Borrower and accepted by the Account Debtor;
(xii) the Account is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment; (xiii) the Account Debtor's total indebtedness to any one Borrower does not exceed the amount of any credit limit established by such Borrower or Lender and the Account Debtor is otherwise deemed to be creditworthy by Lender (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered
Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits); (xiv) there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor's financial condition or impair or delay the collectibility of all or any portion of such Account; (xv) Lender has been furnished with all documents and other information pertaining to such Account which Lender has requested, or which a Borrower is obligated to deliver to Lender, pursuant to this Agreement; (xvi) a Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above; (xvii) a Borrower has not posted a surety or other bond in respect of the contract under which such Account arose; and (xviii) the Account is denominated in (A) Dollars, with respect to Accounts of US Borrower, (B) Dollars or British Pounds Sterling, with respect to Accounts of English Borrower, or (C) Dollars, Deutschemarks or Euro, with respect to Accounts of German Borrower.

            "Eligible Equipment" means, at any time of determination, Equipment owned by a Borrower which is not subject to any Lien (other than the Lien granted to Lender pursuant to the Agreement) and which Lender, in its sole discretion, deems to be eligible for borrowing purposes.

            "Eligible Inventory" means, at any time of determination, Inventory (other than packaging materials and supplies) of US Borrower which satisfies the general criteria set forth below and which is otherwise acceptable to Lender (provided, that Lender may, in its sole discretion, change the general criteria for acceptability of Eligible Inventory upon at least fifteen days' prior written notice to Borrowers). Inventory of US Borrower shall be deemed to meet the current general criteria if (i) it consists of finished goods of reference products or organizers; (ii) it is in good, new (or refurbished) and saleable condition; (iii) it is not slow-moving, obsolete, unmerchantable, returned or repossessed; (iv) it is not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to any Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed

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Banc of America Commercial Finance Corporation       Loan and Security Agreement
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and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto; (v) it meets all standards imposed by any governmental agency or authority; (vi) it conforms in all respects to any covenants, warranties and representations set forth in the Agreement; (vii) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; and (viii) it is situated at an Inventory Location listed in Section 9(d) of Schedule A for US Borrower.

            "Eligible Real Property" means, at any time of determination, Real Property owned by a Borrower which Lender, in its sole discretion, deems to be eligible for borrowing purposes.

            "English Borrower" has the meaning set forth in the heading of this Agreement.

            "English Borrower's Address" has the meaning set forth in the heading of this Agreement.

            "English Borrower Availability" means with respect to English
Borrower:

                  (i) the Dollar Equivalent of the aggregate amount of Eligible Accounts (less maximum existing or asserted taxes, discounts, credits and allowances) of English Borrower multiplied by the Accounts Advance Rate set forth in Section 1(b)(i) of Schedule A for English Borrower but not to exceed the Accounts Sublimit for English Borrower set forth in Section 1(c) of Schedule A;

                                      minus

                  (ii) all Reserves which Lender has established pursuant to
      Section 1.2 with respect to English Borrower (including those to be established in connection with the requested Revolving Loan or Credit Accommodation);

                                      minus

                  (iii) the outstanding balance of all of the monetary Obligations of English Borrower (excluding the Credit Accommodation Balance and the principal balance of the Term Loan); and

                                      plus

                  (iv) the Overadvance Amount for English Borrower, if any, set forth in Section 1(g) of Schedule A.

            "Equipment" means all Goods which are used or bought for use primarily in business (including farming or a profession) or by a Person who is a non-profit organization or governmental subdivision or agency and which are not Inventory, farm products or consumer goods, including all machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies and jigs, and all attachments,

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

accessories, accessions, replacements, substitutions, additions or improvements to, or spare parts for, any of the foregoing.

            "Equipment Advance" has the meaning set forth in Section 1.1(b).

            "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

            "Euro" means the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union of February 7, 1992.

            "Event of Default" has the meaning set forth in Section 8.1.

            "Existing Note Agreement" means the Note Purchase Agreement dated as of March 26, 1997, among US Borrower, The Northerwestern Mutual Life Insurance Company, Alexander Hamilton Life Insurance Company of America and Mutual Life Insurance Company, as amended by the First Amendment to Note Purchase Agreement dated as of April 15, 1999 and further amended by the Second Amendment and Consent to Note Purchase Agreement dated as of December 7, 1999.

            "Existing Note Loan Documents" means, collectively, the Note Agreement and all notes, guaranties, security agreements, certificates and all other agreements, documents and instruments now or hereafter executed or delivered by a Borrower or any Obligor in connection with, or to evidence the transactions contemplated by, the Existing Note Agreement.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States with respect to US Borrower, in England with respect to English Borrower and in Germany with respect to German Borrower, consistently applied.

            "General Intangibles" has the meaning set forth in the UCC, and includes all books and records pertaining to the Collateral and other business and financial records in the possession of each Borrower or any other Person, inventions, designs, drawings, blueprints, patents, patent applications, trademarks, trademark applications (other than "intent to use" applications until a verified statement of use is filed with respect to such applications) and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, causes of action and other rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, internet addresses, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, letters of credit, banker's acceptances and guaranties, computer programs, discs, tapes and tape files in the possession of such Borrower or any other Person, claims under guaranties, security interests or

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

other security held by or granted to such Borrower, all rights to indemnification and all other intangible property of every kind and nature.

            "German Borrower" has the meaning set forth in the heading of this Agreement.

            "German Borrower's Address" has the meaning set forth in the heading of this Agreement.

            "German Borrower Availability" means with respect to German
Borrower:

                  (i) the Dollar Equivalent of the aggregate amount of Eligible Accounts (less maximum existing or asserted taxes, discounts, credits and allowances) of German Borrower multiplied by the Accounts Advance Rate set forth in Section 1(b)(i) of Schedule A for German Borrower but not to exceed the sum of the Accounts Sublimit set forth in Section 1(c) of Schedule A for German Borrower and the Permanent Reserve Amount for set forth in Section 1(f) of Schedule A for German Borrower;

                                      minus

                  (ii) all Reserves which Lender has established pursuant to
      Section 1.2 with respect to German Borrower (including those to be established in connection with the requested Revolving Loan or Credit Accommodation);

                                      minus

                  (iii) the outstanding balance of all of the monetary Obligations of German Borrower (excluding the Credit Accommodation Balance and the principal balance of the Term Loan); and

                                      plus

                  (iv) the Overadvance Amount for German Borrower, if any, set forth in Section 1(g) of Schedule A.

            "Goods" means all things which are movable at the time the security interest attaches or which are fixtures (other than money, Documents, Instruments, Investment Property, Accounts, Chattel Paper, General Intangibles, or minerals or the like (including oil and gas) before extraction), including standing timber which is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, and growing crops.

            "Initial Maturity Date" means the date set forth in Section 7 of Schedule A.

            "Initial Term" has the meaning set forth in Section 7.1.

            "Instrument" has the meaning set forth in the UCC.

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

            "Inventory Advance Rate" means the percentage(s) set forth in
Section 1(b)(ii) of Schedule A.

            "Inventory Sublimit" means the amount(s) set forth in Section 1(d) of Schedule A.

            "Inventory" means all Goods held for sale or lease or furnished or to be furnished under contracts of service, including all raw materials, work in process, finished goods, goods in transit and materials and supplies which are or might be used or consumed in a business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such Goods, and all products of the foregoing, and shall include interests in goods represented by Accounts, returned, reclaimed or repossessed goods and rights as an unpaid vendor.

            "Investment Property" means all "investment property" (as defined in the UCC) now owned or hereafter acquired by any Borrower including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts (as each such term is defined in the UCC).

            "Judgment Currency"" has the meaning set forth in Section 6.3.

            "Lender" has the meaning set forth in the heading to the Agreement.

            "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including rights of sellers under conditional sales contracts or title retention agreements and reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, each Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            "Loan Accounts" has the meaning set forth in Section 2.4.

            "Loan Documents" means, collectively, the Agreement and all notes, guaranties, security agreements, certificates, landlord's agreements, Lock Box and Blocked Account agreements and all other agreements, documents and instruments now or hereafter executed or delivered by a Borrower or any Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

            "Loan Limits" means, collectively, the Availability limits and all other limits on the amount of Loans and Credit Accommodations set forth in this Agreement.

            "Loans" means, collectively, the Revolving Loans and any Term Loan.

            "Lock Box" has the meaning set forth in Section 4.1.

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

            "Material Adverse Effect" has the meaning set forth in Section 5.20.

            "Maturity Date" has the meaning set forth in Section 7.1.

            "Maximum Facility Amount" means the amount set forth in Section 1(a) of Schedule A.

            "Minimum Loan Amount" means the amount set forth in Section 4 of Schedule A.

            "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by the applicable Borrower to Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, opening of a Credit Accommodation, guaranty, indemnification or otherwise (including all fees, costs and other amounts which may be owing to issuers of Credit Accommodations and all taxes, duties, freight, insurance, costs and other expenses, costs or amounts payable in connection with Credit Accommodations or the underlying goods), whether direct or indirect (including those acquired by assignment and any participation by Lender in such Borrower's indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute, including all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, Commitment Fees, Unused Line Fees, amounts owing under Credit Accommodation Fees and any other sums chargeable to such Borrower under this Agreement or under any other Loan Document.

            "Obligor" means any guarantor, endorser, acceptor, surety or other person liable on, or with respect to, the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

            "Overadvance Amount" means the amount, if any, set froth in Section 1(g) of Schedule A.

            "Permitted Liens" means: (i) purchase money security interests in specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 8(h) of Schedule A; (ii) leases of specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 8(i) of Schedule A; (iii) Liens for taxes not yet due and payable; (iv) additional Liens which are fully subordinate to the security interests of Lender and are consented to in writing by Lender; (v) security interests being terminated concurrently with the execution of this Agreement; (vi) Liens of materialmen, mechanics or carriers (but excluding Liens in favor of warehousemen) arising in the ordinary course of business and securing obligations which are not delinquent; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause
(i) or (ii) above; provided, that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;
(viii) Liens in favor of customs and revenue authorities

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

which secure payment of customs duties in connection with the importation of goods; and (ix) security deposits posted in connection with real property leases or subleases. Lender will have the right to require, as a condition to its consent under clause (iv) above, that the holder of the additional Lien sign an intercreditor agreement in form and substance satisfactory to Lender, in its sole discretion, acknowledging that the Lien is subordinate to the security interests of Lender, and agreeing not to take any action to enforce its subordinate Lien so long as any Obligations remain outstanding, and that Borrowers agree that any uncured default in any obligation secured by the subordinate Lien shall also constitute an Event of Default under this Agreement.

            "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

            "Prime Rate" means, at any given time, the prime rate as quoted in The Wall Street Journal as the base rate on corporate loans posted as of such time by at least 75% of the nation's 30 largest banks (which rate is not necessarily the lowest rate offered by such banks).

            "Real Property" means the real property described in Section 10 of Schedule A.

            "Real Property Advance" has the meaning set forth in Section 1.1(b)

            "Released Parties" has the meaning set forth in Section 6.1.

            "Renewal Term" has the meaning set forth in Section 7.1.

            "Reserves" has the meaning set forth in Section 1.2.

            "Revolving Loans" has the meaning set forth in Section 1.1(a).

            "Sale" has the meaning set forth in Section 8.2.

            "Spot Rate" means with respect to a currency, the rate quoted by as quoted in The Wall Street Journal as the exchange rate for the purchase of such currency with another currency 1 Business Day prior to the date as of which the foreign exchange settlement is made.

            "Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.

            "Term" means the period commencing on the date of this Agreement and ending on the Maturity Date.

            "Term Loan" has the meaning set forth in Section 1.1(b).

Banc of America Commercial Finance Corporation       Loan and Security Agreement
--------------------------------------------------------------------------------

            "UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York.

            "Unused Line Fee" has the meaning set forth in Section 2.2(d).

            "US Borrower" has the meaning set forth in the heading of this Agreement.

            "US Borrower's Address" has the meaning set forth in the heading of this Agreement.

            "US Borrower Availability" means with respect to US Borrower:

                  (i) the aggregate amount of Eligible Accounts (less maximum existing or asserted taxes, discounts, credits and allowances) of US Borrower multiplied by the Accounts Advance Rate set forth in Section 1(b)(i) of Schedule A for US Borrower but not to exceed the Accounts Sublimit set forth in Section 1(c) of Schedule A for US Borrower;

                                      minus

                  (ii) the lower of cost or market value of Eligible Inventory of US Borrower multiplied by the Inventory Advance Rate(s) set forth in
      Section 1(b)(ii) of Schedule A for US Borrower, but not to exceed the Inventory Sublimit(s) set forth in Section 1(d) of Schedule A for US Borrower;

                  (iii) all Reserves which Lender has established pursuant to
      Section 1.2 with respect to US Borrower (including those to be established in connection with the requested Revolving Loan or Credit Accommodation);

                                      minus

                  (iv) the outstanding balance of all of the monetary Obligations (excluding the Credit Accommodation Balance and the principal balance of the Term Loan) of US Borrower; and

                                      plus

                  (v) the Overadvance Amount for US Borrower, if any, set forth in Section 1(g) of Schedule A.

            "Withholding Taxes" has the meaning set forth in Section 1.7.

            "Year 2000 Compliant" has the meaning set forth in Section 5.20.

            "Year 2000 Problem" has the meaning set forth in Section 5.20.

      All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the UCC, to the extent such terms are defined therein. The term "including," whenever used in this Agreement, shall mean "including but not limited to." The singular form of any term shall include the plural form, and vice versa, when the context so requires. References to Sections, subsections and Schedules are to Sections and subsections of, and Schedules to, this Agreement. All references to agreements and statutes shall include all amendments thereto and successor statutes in the case of statutes.

      IN WITNESS WHEREOF, Borrowers and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrowers:                                 Lender:


FRANKLIN ELECTRONICS PUBLISHERS,            BANC OF AMERICA COMMERCIAL FINANCE
INCORPORATED                                CORPORATION, THROUGH ITS COMMERCIAL
                                            FUNDING DIVISION
By_____________________________________
Its____________________________________     By__________________________________
                                              Its Authorized Signatory

FRANKLIN ELECTRONIC PUBLISHERS
(EUROPE) LTD.

By_____________________________________
Its____________________________________


FRANKLIN ELECTRONIC PUBLISHERS
(DEUTSCHLAND) GMBH

By_____________________________________
Its____________________________________